Exhibit 10.26

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

VESSEL CONSTRUCTION AGREEMENT

(Hull No. S189)

This Vessel Construction Agreement (this “Agreement”), dated December 2, 2015, is entered into by and between Lindblad Expeditions, LLC, a Delaware limited liability company (“Owner”), and ICE FLOE, LLC, a Washington limited liability company d/b/a Nichols Brothers Boat Builders (“Builder”). This is an installment sale contract between merchants for the sale upon completion of a specially manufactured good, to become a maritime commercial vessel that is intended for service as a passenger cruise vessel (the “Vessel”). This is not a contract for a consumer good.

1.          INTENTIONALLY OMITTED.

2.          SCOPE OF WORK. Builder, in exchange for timely payments made as set forth in Section 10, shall furnish all facilities, labor, supervision, material, supplies, machinery and equipment (other than Owner-Furnished Property), and shall perform all work necessary, to construct, launch, outfit, test and deliver the Vessel as described in the Plans and General Arrangement drawings (the “Plans”) attached as Exhibit 1, in the specifications attached as Exhibit 2 (the “Specifications”) and pursuant to the engineering deliverables (the “Engineering Deliverables”) to be delivered by Jensen Naval Architects & Marine Engineers (“Jensen”) pursuant to the Functional and Production Engineering Schedule set forth in Exhibit 3 (the “Schedule”), to be known while being built as “Hull No. S189” and to do so under the terms of this Agreement, subject to applicable Change Orders (as defined below) (collectively, the “Work”). As used herein, this Agreement, the Plans, Specifications, Engineering Deliverables, Schedule and Change Orders, as amended from time to time, are referred to as the “Contract Documents”. The purchase price for the Vessel and Work shall be $46,758,294, as adjusted pursuant to Change Orders, which shall be paid as set forth in Section 10 (the “Purchase Price”).

3.          MATERIALS AND WORKMANSHIP. The Vessel shall be constructed at Builder’s shipyard located in Freeland, Washington (the “Shipyard”) and, subject to Section 4(d), shall be qualified for the United States coastwise trade in compliance with the Jones Act. All materials incorporated by Builder in the Vessel, and all components, fittings, machinery, and equipment that Builder installs on the Vessel, shall be new and of a quality conforming to the Contract Documents and otherwise with good U.S. commercial shipbuilding practice. All material and workmanship provided by the Builder in the construction of the Vessel shall be of a quality conforming to the Contract Documents and manufacturers’ instructions, and otherwise in accordance with good U.S. commercial shipbuilding practice. Builder shall install on the Vessel components, fittings, machinery and equipment specified in the Contract Documents.

Subject to Section 4(d), all Work shall comply with all applicable requirements of the United States Coast Guard (the “USCG”) and all other regulatory authorities, and shall qualify the Vessel for the loadline certification set forth in the Contract Documents. Builder shall obtain all approvals from the USCG and the American Bureau of Shipping (“ABS”) to the extent required in the Contract Documents. Owner shall be furnished copies of all correspondence between Builder and the USCG or ABS related to the construction of the Vessel. Decisions of the USCG and ABS as to compliance or non-compliance with the rules thereof shall be final and binding on the parties hereto.

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4.          OWNER-FURNISHED PROPERTY, DESIGN AND ENGINEERING.

(a)         The Specifications describe Owner-furnished materials, components, fittings, machinery, and equipment (“Owner-Furnished Property”), which are listed in Schedule 4(a), and which Owner shall provide to Builder at the Shipyard. As promptly as possible, and in every event at least five (5) Business Days (as defined below) before each item of Owner-Furnished Property arrives at the Shipyard, Owner shall provide Builder with a detailed list of that property and its delivered cost and fair market value. Owner shall deliver each item of Owner-Furnished Property listed as “Time Critical Items” in Schedule 4(a) to Builder during Builder’s normal working hours on or before the date for it indicated in that exhibit (such property being referred to herein as “Time Critical Items”), and shall deliver all other Owner-Furnished Property in time for orderly installation during construction of the Vessel such that the Builder’s performance of this Agreement is not delayed. The Delivery Date shall be delayed by one (1) day for each day that each Time Critical Item is delivered after the date required for it herein except to the extent that it is apparent that the delay in delivery of the Time Critical Item has not resulted in a delay in construction of the Vessel. For any items of Owner-Furnished Property that are not Time Critical Items, the Delivery Date shall be delayed to the extent that such delays reasonably cause the Builder to be delayed in performing its obligations under this Agreement. The values listed in Schedule 4(a) for Owner-Furnished Property shall be the maximum values of the property for liability purposes in the event any of the property is lost, stolen, or damaged. For purposes of this Agreement, the term “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Seattle, Washington are authorized or required by law to close.

(b)         Builder shall store Owner-Furnished Property that is subject to damage from exposure to weather, precipitation, wind, or excessive heat, cold or humidity in suitable storage, or otherwise provide reasonable protection for them against the elements, and shall otherwise provide suitable facilities and exercise reasonable care in the storage, handling and installation of Owner-Furnished Property.

(c)         Owner shall deliver each item of Owner-furnished design and other engineering listed as “Time Critical Engineering” in Schedule 4(c) to Builder during Builder’s normal working hours on or before the date for it indicated in Schedule 4(c) (referred to herein as “Time Critical Engineering”), and shall deliver all other Owner-furnished design and engineering in time for orderly utilization during construction of the Vessel such that the Builder’s performance of this Agreement is not delayed. The Delivery Date shall be delayed by one (1) day for each day that each item of Time Critical Engineering is delivered after the date required for it herein except to the extent that it is apparent that the delay in delivery of the Time Critical Engineering has not resulted in a delay in construction of the Vessel. For items of Owner-furnished design and engineering that are not Time Critical Engineering, the Delivery Date shall be delayed to the extent that such delays reasonably cause the Builder to be delayed in performing its obligations under this Agreement.

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(d)         Owner represents and warrants that the Plans, Specifications, Engineering Deliverables and other design and engineering materials that it has or shall provide or cause to be provided to Builder do, and shall, comply with applicable law, regulations, international conventions and classification society standards. Owner acknowledges and agrees that Builder did not prepare the Plans, Specifications or Engineering Deliverables and shall have no liability with respect to any losses, damages, penalties, claims, demands, litigation, arbitrations, actions, proceedings, judgments, awards, costs, disbursements and expenses arising out of or in connection with the failure of such Plans, Specifications or Engineering Deliverables to comply with applicable law, regulations, international conventions, USCG and/or classification society standards, including any failure of the Vessel to qualify for the United States coastwise trade or applicable requirements of the USCG to the extent resulting from the Builder’s compliance with the Plans, Specifications or Engineering Deliverables.

5.          INSPECTION OF PROGRESS; OWNER WORK. (a)  Owner shall designate an individual (“Owner’s Representative”) who shall be and act as the agent of Owner, and on behalf of Owner, having the authority to make decisions or express opinions to Builder promptly on all problems arising during the course of, or in connection with, construction of the Vessel. Owner shall notify Builder of the name of the individual that it has designated as its Owner’s Representative. Owner may, from time to time, change the person designated as Owner’s Representative by written notice to Builder. Owner shall bear the cost of its Owner’s Representative’s attendance at the Shipyard and inspection of the Work, but shall not be required to compensate Builder for the reasonable use of Builder’s facilities in connection therewith.

Owner and its Owner’s Representative, shall have the right, at any time during Builder’s normal business hours, to inspect the Owner-Furnished Property; the Vessel; all materials, components, fittings, machinery, and equipment intended for incorporation in or installation on the Vessel; and the progress being made in the construction of the Vessel.

Builder shall develop and provide to Owner and Owner’s Representative a schedule for all material, equipment and workmanship that is subject to tests, trials or inspection. Owner’s Representative shall have the right to attend all tests, trials and inspections, including those supervised by the USCG on any parts of the Vessel whether or not installed by Builder. Builder shall give Owner and Owner’s Representative reasonable notice of all such tests, trials and inspections to enable Owner and Owner’s Representative and/or assistants to attend.

(b)          Owner’s failure to reject workmanship or Builder-furnished materials, components, fittings, machinery, and equipment incorporated in or installed upon, or intended for incorporation in or installation on the Vessel shall not affect Builder’s warranty obligations under Section 20. If Owner makes such a rejection and Builder disputes that rejection, and the parties cannot settle the dispute between themselves immediately, the matter shall immediately be subject to summary arbitration commenced by Owner or Builder under Sections 26 and 27 of this Agreement.

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(c)          None of the Owner, the Owner’s Representative, any affiliates, contractors or subcontractors (at any tier) of Owner, or any of their shareholders, directors, officers, members, managers, partners, joint venturers, employees, agents, consultants (collectively, “Owner Parties”) may board the Vessel or enter the Shipyard or any of the Builder’s or its affiliates’ other premises for the purpose of performing any work on or related to any Owner-Furnished Property or the Vessel except as permitted herein, and may not perform any work on or related to any Owner-Furnished Property at the Shipyard or other premises or on the Vessel except with the written consent of Builder, which consent may be granted or withheld in the Builder’s sole discretion. In the event any such work is performed or such persons are at the Shipyard or other premises, Owner agrees to cause all such persons to abide by all policies, procedures, and regulations of Builder and its affiliates pertaining to safety and health, security, plant administration, maintenance of order and such other matters as relate to the operation of the Shipyard and other premises in a lawful, efficient, and economically sound manner. BUILDER SHALL HAVE NO LIABILITY TO OWNER, ANY OWNER PARTY, OR TO ANY OTHER THIRD PARTY FOR ANY CLAIMS, LOSSES, OR DAMAGES ARISING OUT OF, BASED UPON OR IN CONNECTION WITH ANY WORK PERFORMED BY ANY OWNER PARTIES, AND OWNER SPECIFICALLY AGREES TO PROTECT, INDEMNIFY AND HOLD BUILDER HARMLESS FROM ALL SUCH CLAIMS, LOSSES AND DAMAGES.

(d)          Inspections by Owner or the Owner’s Representative, and all activities of any Owner Parties at the Shipyard or otherwise on the Vessel while it is in the Builder’s possession (i) shall be subject to Builder’s proprietary rights and the Builder’s and other persons’ obligations to comply with applicable safety laws and standards; and (ii) shall not interfere with Builder’s performance under this Agreement or with its normal business operations, including other Builder projects.

(e)          Builder agrees to grant Owner access to the Vessel prior to delivery as reasonably necessary to enable Owner to provision the Vessel prior to departure of the Vessel from the Shipyard following delivery, provided (i) that Owner’s activities do not unreasonably interfere with or delay construction of the Vessel, and (ii) that such access shall be subject to all the terms and conditions of this Agreement, including without limitation the last two sentences of Section 5(c).

6.          CHANGES IN SCOPE (CHANGE ORDERS). As used herein, “PCO” means a proposed Change Order, and “Change Order” means a change in the scope of the Work as a result of either (i) a Builder PCO that has been accepted by Owner in writing, (ii) an Owner PCO that has been accepted by Builder in writing, (iii) a Regulatory PCO that has either been accepted by Owner in writing or that has come into effect without such written acceptance pursuant to Section 6(c), or (iv) any other Change Order with respect to the scope of Work that results from arbitration proceedings pursuant to Section 26 or Section 27 or that has been accepted by Owner and Builder in writing. All changes in the scope of the Work shall be evidenced by a Change Order form in substantially the form attached as Exhibit 4. If applicable, delay and disruption shall be calculated and recorded as set forth in Exhibit 5. Unless otherwise provided expressly in a Change Order, there shall be no change to the Purchase Price or to the Delivery Date as a result of the Change Order being executed or, in the case of a Regulatory Change Order, such Change Order coming into effect due to the lack of a response to the relevant Regulatory PCO therefor.

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(a)          Builder-Proposed Changes. Builder may submit to Owner a PCO in which Builder proposes any change in the scope of Work in writing with sketches as appropriate (“Builder PCO”). A Builder PCO that is not a Regulatory PCO shall take effect only upon Owner’s approval in writing, which Builder shall obtain before Builder makes changes in the scope of Work. Owner is under no obligation to accept a Builder PCO, except for a Regulatory PCO as set forth in Section 6(c). Except as set forth in Section 6(c), in the event Owner does not approve a Builder PCO in writing within the time specified in the Builder PCO, if any, and otherwise, within five (5) Business Days after Owner’s receipt of the Builder PCO, Builder shall proceed as though Owner has rejected the Builder PCO. Except as provided in Section 6(c), Builder shall not commence work on a Builder PCO until both parties have signed a Change Order therefor.

(b)          Owner-Proposed Changes. Owner may submit a PCO to Builder for changes to the scope of Work (an “Owner PCO”). Builder may not unreasonably refuse to accept an Owner PCO; provided that Builder shall not be obligated to accept an Owner PCO if the changes to the Work reflected in such Owner PCO would have a material adverse impact on Builder’s production schedule for other vessels under contract. In each case, Builder shall determine whether its acceptance of the Owner PCO may affect the date on which Builder will complete its performance of this Agreement, increase or decrease the Purchase Price, or adversely impact the trim, speed, or stability of the Vessel or any regulatory approval which Builder is responsible to obtain under this Agreement. If Builder determines that the Owner PCO may have any of the impacts listed in the preceding sentence, Builder shall advise Owner within five (5) Business Days after receipt of the Owner PCO. Within eight (8) Business Days after receipt of such an Owner PCO, Builder shall provide Owner with a written quoted statement of the impact of the Owner PCO on the Purchase Price (determined in accordance with Exhibit 4 and Section 6(d)), and an indication of the impact (if any) on the Delivery Date (determined in accordance with Exhibit 5). If Builder cannot reasonably establish a quoted price due to unknown material cost elements (e.g., a vendor or supplier is unable to provide a fixed price, but can only provide an estimate), Builder shall notify Owner and provide an explanation of the unknown material cost elements, and the parties shall work in good faith to agree on a quoted price covering all known cost elements with potential adjustment for any unknown material cost elements. If Owner disputes Builder’s proposed adjustment to the Purchase Price (whether up or down) as not having been fairly determined in accordance with this Section 6(b), Exhibit 4 and Section 6(d), or impact on the Delivery Date as not having been fairly determined in accordance with Exhibit 5, the matter shall be resolved in accordance with Sections 26 and 27. Within three (3) Business Days of receipt of the decision rendered in accordance with Sections 26 and 27, the Owner shall either (i) accept the decision, in which case the parties shall execute a Change Order reflecting the decision, or (ii) reject the decision, in which case Owner shall be deemed to have withdrawn the Owner PCO. A failure by Owner to accept or reject the decision within such three (3) Business Day period shall be deemed a rejection of such decision.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)          Regulatory Changes. If Builder becomes aware of the adoption or amendment after the date hereof of a statute by the United States or a relevant flag state or other nation, a relevant international convention goes into effect or is amended after the date hereof, or any state, federal or other regulatory body having authority to do so for the Vessel’s type or intended flag or service issues after the date hereof any new or amended order, rule, requirement or regulation, in each case, that Builder believes affects the construction or outfitting of the Vessel required of Builder, or otherwise affects the Work, Builder shall promptly notify in writing Owner of that fact, and shall submit to Owner a PCO to implement that change (a “Regulatory PCO”). The Regulatory PCO shall include the price for its implementation (determined in accordance with Section 6(b), Exhibit 4 and Section 6(d)) that Builder proposes, and shall state whether the Change Order will have an effect on the Delivery Date (determined in accordance with Exhibit 5). Owner may accept or object to Builder’s Regulatory PCO notice within five (5) Business Days of receipt. If Owner fails to respond timely, it shall be deemed to have accepted the Regulatory PCO if the Builder’s price for it is [*] or less; and if the price is more than [*], (i) Builder may deem the Regulatory PCO to be rejected, in which event Builder shall have no responsibility for the failure to implement it, or (ii) Builder may submit the matter to summary arbitration under Sections 26 and 27 for a determination of the need for the provisions of the necessary change order. If Owner and Builder cannot agree on the provisions of the Regulatory PCO, either party may submit the matter to a summary arbitration under Sections 26 and 27 for a determination of the need for and the provisions of the proposed Regulatory PCO. If Owner submits to Builder a PCO for the same reason that Builder would be permitted to do so under this Section 6(c), and Builder rejects it or fails to respond to it within five (5) Business Days after receipt, either party may submit the matter to summary arbitration under Sections 26 and 27 for a determination of the need for and the provisions of the proposed Regulatory PCO. The Delivery Date shall be extended for any delay to the Work resulting from the submission of the matter to summary arbitration under this Section 6(c).

(d)          Rate. Builder shall charge for trade labor required by a Change Order at a rate of [*] per hour for straight time, and [*] per hour for overtime. Builder shall charge for engineering or project management labor required by a Change Order at a rate of [*] per hour for straight time, and [*] per hour for overtime. In connection with a Change Order, Builder may charge a [*] markup on the actual cost of material and subcontractors.

7.          RISK OF LOSS & LIABILITY. Until Builder tenders delivery of the relevant property to Owner and Owner is obligated to accept delivery in accordance with the terms hereof, Builder shall bear all risk of physical damage to or destruction of the Vessel, to materials, components, fittings, machinery and equipment that is in its possession from time to time and identified in the Specifications, and for Owner-Furnished Property that is in Builder’s possession at Builder’s premises, except to the extent such damage or destruction is caused by Owner’s negligence or other fault, or inherent defects in Owner-Furnished Property. Thereafter, Owner shall bear all risk of loss of and damage to the property the delivery of which Builder has tendered to Owner and Owner was obligated to accept in accordance with the terms hereof. Nothing is this Section 7 shall modify or reduce Builder’s obligation to maintain the required insurance in accordance with Section 8 until the Vessel is delivered to and accepted by Owner in accordance with the terms of this Agreement.

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8.          INSURANCE.

(a)         Builder shall procure and maintain at all times from the laying of the keel of the Vessel until the Vessel is delivered to and accepted by Owner in accordance with the terms hereof, including during launching, trials and demonstrations, the following policies of insurance:

(i)          State worker’s compensation insurance as required by the law of the state in which the Work (or any part thereof) is performed;

(ii)         Employers liability insurance with limits of no less than [*] for each occurrence (such insurance shall contain (x) the “Alternate Employer Endorsement” stipulating that any claim made against Owner by any employee of Builder or its subcontractors shall be covered under this policy and that Owner shall have the benefit of this insurance with respect to any such claim and (y) the Maritime Employers Liability endorsement);

(iii)        U.S. Longshore and Harbor Workers’ Compensation Act insurance as required by law;

(iv)         Comprehensive general liability insurance for bodily injury and property damage, including contractual liability, in an amount not less than [*];

(v)          Business auto coverage with limits of not less than [*];

(vi)         Excess Liability insurance with a combined bodily injury and property damage limit of not less than [*] each occurrence; and

(vii)        Builder’s risk hull and machinery (under an all-risk form Marine Builders Risk policy, acceptable to Owner (such acceptance not to be unreasonably withheld)) and builder’s risk protection and indemnity insurance for the Vessel and Owner-Furnished Property in Builder’s possession in an amount not less than the Purchase Price plus the value declared by Owner to Builder for Owner-Furnished Property delivered to Builder, with a deductible not exceeding [*] for hull and machinery coverages, and [*] for protection and indemnity coverages. The policy shall name Owner as an additional assured. The policy shall provide that losses shall be payable to Builder and Owner as their respective interests may appear. Proceeds of insurance for loss of or damage to the Vessel, Work or for insured Owner-Furnished Property shall be applied to the repair or replacement thereof, however, in the event of an actual or constructive total loss of the Vessel, either Builder or Owner may terminate the Work and this Agreement, whereupon such proceeds shall be paid by underwriters directly to Owner for distribution by Owner to itself and Builder as their respective interests may appear.

With respect to Worker’s Compensation and Employer’s Liability insurance, Builder agrees that all of the policies shall contain waivers of underwriters’ rights of subrogation against Owner. With respect to Comprehensive General Liability, Business Auto Liability, and Excess Liability insurance, Builder agrees that all of the policies shall contain waivers of underwriters’ rights of subrogation against Owner, and that Owner shall be named an additional assured on such policies, it being understood and agreed that such naming and waiving shall apply only with respect to the obligations and risks assumed by Builder in this Agreement. With respect to Builder’s Risk insurance, Builder agrees that such policy shall contain waivers of underwriters’ rights of subrogation against Owner, that Owner shall be named an additional assured, and that Owner shall be named as a loss payee as its interests may appear. Liability limits may be satisfied by a combination of primary insurance and Excess Liability or Bumbershoot policies

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)          Owner shall obtain the following insurance which shall remain in effect until delivery and acceptance of the vessel by Owner:

(i)          State workers’ compensation act insurance as required by the law of the state in which the Work or any part thereof is performed;

(ii)         U.S. Longshore and Harborworkers’ Compensation Act insurance as required by law;

(iii)        Employers liability insurance with limits of no less than [*] for each occurrence;

(iv)         Protection and indemnity insurance in an amount not less than [*] per occurrence, with respect to incidents involving injury to or death of its own personnel.

No such insurance shall have a deductible, franchise or self-insured retainage clause of greater than [*].  Each such policy shall be endorsed to waive the right of subrogation against Builder; and

(v)          Marine General Liability or Commercial General Liability Insurance to a limit not less than [*] per occurrence and in the aggregate, that includes contractual liability insurance with coverage for actions over indemnification involving Owner’s employees (unless such contractual liability is provided by the Protection & Indemnity policy), and sudden and accidental pollution liability, with a deductible not exceeding [*] per occurrence. Builder shall be named as an Additional Assured and favored with a waiver of subrogation as respects the indemnities assumed by Owner in this contract, and coverage provided to Builder shall be primary to any other insurance available to Builder.

Liability limits with respect to Owner’s insurance policies may be satisfied by a combination of primary insurance and Excess Liability or Bumbershoot policies.

(c)          Each of Builder and Owner shall obtain endorsements on the insurance that they are required to obtain under this Agreement to provide the other with not less than thirty (30) days written notice of cancellation, material reduction, or non-renewal of any of these policies. Builder and Owner shall, forthwith, furnish each other with a certificate of insurance evidencing each of the required coverages under this Agreement that they are to obtain and maintain in accordance with this Agreement.

(d)          If Owner or Builder shall at any time fail to obtain and maintain the insurance this Section 8 requires it to obtain, the other party may, without any obligation to do so, obtain such insurance, and the party that failed to obtain such insurance as required shall, on demand, reimburse the party that obtains it for the cost thereof.

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9.          PATENT INFRINGEMENT. Builder shall defend and indemnify Owner from any suit brought against Owner or the Vessel for patent infringement or industrial design to the extent it arises from or relates to Builder’s preparation or use of detailed functional plans and construction drawings for the Vessel prepared by Builder (“Builder Input”) and pay that portion of any final, non-appealable judgment (or settlement) rendered by a court of competent jurisdiction or in any arbitration against Owner based on such Builder Input. Builder shall have the sole right to conduct and control the defense of any claim or action based on Builder Input and all negotiations for its settlement or compromise thereof, unless otherwise mutually agreed to in writing between the parties. If in any such suit or arbitration, the court or arbitrator(s) holds all or any part of a design, article or material incorporated in construction of the Vessel to constitute an infringement of a third party’s patent infringement or industrial design right, Builder shall at its sole option take one or more of the following actions at no cost to Owner: (a) procure the right to continue the use of the design, article or material without material interruption for Owner, (b) take back the infringing article or material and restore it with an equivalent non-infringing article or material, or (c) refund Owner an amount equal to the amount paid by Owner in respect of the infringing material. The above states Builder’s sole obligation and Owner’s sole right and remedy with respect to any claim of infringement by Builder based upon Builder Input. The obligation set forth herein is contingent upon Owner providing Builder with prompt written notice of any claim made against Owner with respect to Builder Input. Owner shall, at Builder’s expense, cooperate with Builder in the defense and settlement of every claim based on Builder Input.

10.         PRICE AND INSTALLMENT PAYMENT TERMS.

(a)          Builder shall prepare monthly invoices in accordance with Section 10(c), and Owner shall make monthly payments in cash or other immediately available funds, to Builder based on the value of the Work performed through the end of each month. Owner will pay the invoice amount within ten (10) Business Days of receipt. The parties acknowledge Owner’s prior payment of, and Builder’s prior receipt of, a slot fee in the amount of $4,000,000 (the “Slot Fee”). The Slot Fee shall be credited against Owner’s payment of the Purchase Price, and the credit shall be applied to Builder’s invoices for the Vessel (Hull No. S189) as received by Owner until the full amount of the Slot Fee is utilized. Owner confirms and represents that funds are or will be available to make timely payment of the invoice amounts based on the Purchase Price set forth above. Times when payments are due are material and of the essence. All payments by Owner shall be made without setoffs for any reason other than as permitted by this Section 10(a) and in Section 12(b).

(b)          Except for Owner-Furnished Property, Builder shall promptly pay all expenses for labor and materials to build the Vessel that it incurs throughout all stages of construction, and pay its vendors and subcontractors for goods and services when legally due under vendor and subcontractor agreements, except for amounts that Builder disputes in good faith, and for which it establishes and maintains adequate reserves under generally accepted accounting principles.

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(c)          Attached as Exhibit 6 hereto is a schedule of projected progress payments based on the production schedule for the Vessel (the “Progress Payment Schedule”). At the end of each month during the construction period, the Progress Payment Schedule shall be updated by Builder to reflect the actual work-in-process (“WIP”) for the Vessel as of the last day of the preceding month (on a monthly and a cumulative basis) as well as a forecast of WIP for each subsequent month during the construction period (on a monthly and a cumulative basis). The updated Progress Payment Schedule shall be included with the monthly invoice. If Owner questions the accuracy of the Progress Payment Schedule, the parties shall meet to review Builder’s calculations and Builder shall provide reasonably detailed explanations of its calculations of WIP as set forth in the Progress Payment Schedule. If a dispute arises regarding Builder’s calculation of WIP, Owner shall make provisional payment based on Builder’s calculation and Owner may submit the matter to summary arbitration under Sections 26 and 27 for a determination of the accuracy of Builder’s calculations. If the summary arbitration results in an adjustment to Builder’s calculations, the cost of the summary arbitration shall be for Builder’s account and the overpayment shall be credited to the next monthly invoice. If the summary arbitration does not result in an adjustment to Builder’s calculations, the cost of the summary arbitration shall be for Owner’s account.

11.         LIENS. Builder shall not create nor permit to be continued any security interests in the Vessel or Owner-Furnished Property. Provided Builder has been paid all amounts owed by Owner to Builder under Section 10 as they come due, Builder shall, on the Delivery Date deliver the Vessel and Owner-Furnished Property to Owner free and clear of all security interests and liens (“Encumbrances”), other than Encumbrances created by Owner or Owner’s contractors or subcontractors at any tier.

12.         TESTS, SEA TRIALS & INSPECTION OF COMPLETED VESSEL.

(a)          Builder shall notify Owner and Owner’s Representative reasonably in advance of tests, trials and inspections for Vessel acceptance. Owner shall respond in writing, within five (5) days after receipt of Builder’s notice, to acknowledge receipt and to indicate whether or not Owner and/or Owner’s Representative will attend. Builder shall perform sea trials on the Vessel at Langley, Washington to determine and confirm whether Builder constructed the Vessel in accordance with the Plans, Specifications and Engineering Deliverables.

(b)          All portions of the Vessel, including structure, fittings, machinery, equipment and systems, shall be tested to the satisfaction of the applicable regulatory authorities and the Vessel’s classification society (and otherwise with reference to good U.S. commercial shipbuilding standards), to demonstrate satisfactory workmanship, proper working order, alignment of moving parts, and compliance with the Builder’s obligations under the Contract Documents. Builder shall provide the facilities, Vessel crew, fuel, oils and supplies that are necessary for the required testing and sea trials.

(c)          Upon completion of the required trials, if Builder believes that the trials demonstrate conformity of the Vessel to this Agreement and the Contract Documents, it shall give Owner written notice to that effect. Owner shall, within [*] after receipt of such written notice and a copy of the final sea trial report, give written notice to Builder of its acceptance or rejection of the Vessel. If Owner rejects the Vessel, Owner shall provide written notice of rejection specifying in reasonable detail the respect in which the Vessel, or any part or equipment thereof, does not conform to this Agreement and/or the Contract Documents.

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(d)          Should the results of the trials indicate that the Vessel, or any part or equipment thereof, does not conform to the requirements of this Agreement and/or the Contract Documents, or if Builder does not dispute the non-conformity specified in Owner’s notice of rejection, Builder shall take necessary steps to correct such non-conformity. Upon correction of such non-conformity, Builder shall give Owner written notice thereof. Owner shall, within [*] after receipt of such notice from Builder, inspect the repairs or corrections and notify Builder of its acceptance or rejection of the Vessel. Owner may only demand new trials if this is the only way Builder can prove that the non-conformities have been corrected. If new trials take place, the provisions set forth in this Section 12 shall also govern the additional trials. Upon completion of the additional trials, the remaining provisions of this Section 12 shall apply. To ensure that the Vessel is in proper condition for delivery, a final joint survey will be made by Builder and Owner at least three days prior to Vessel delivery.

(e)          Builder shall promptly correct all defects or deficiencies in material or workmanship that become apparent from these tests and sea trials at no extra cost to Owner, however, defects or deficiencies with or caused by Owner-Furnished Property and not caused by Builder’s faulty installation shall be corrected by Builder at Owner’s time and expense. Builder shall have no liability or responsibility with respect to any Vessel performance deficiencies resulting from the design, Plans, Specifications or Engineering Deliverables.

13.         CONDITION AT DELIVERY. When delivery of the Vessel is tendered to Owner under this Agreement it shall conform to the requirements of the Contract Documents and the terms of this Agreement and be free and clear of all liens and encumbrances, in a fully cleaned condition and ready for Owner to provision and depart. All required outfit shall be properly stowed, and all tanks and bilges and other spaces shall be clean and thoroughly cleared of dunnage, scrap and refuse. On and from delivery Owner shall provide the Vessel’s master, crew, fuel, oils and all necessary supplies.

14.         DOCUMENTS SURRENDERED ON DELIVERY AND HANDOVER.

(a)          Concurrently with delivery of the Vessel, Builder shall deliver to Owner:

(i)          a duly executed original Builder’s Certification (form CG 1261);

(ii)         a Declaration of Warranty of Builder that the Vessel is delivered to Owner free and clear of any liens, charges, claims, mortgages, or other encumbrances upon Owner’s title thereto, and in particular, that the Vessel is absolutely free of all burdens in the nature of imposts, taxes or charges imposed by local or federal authorities, as well as all liabilities of Builder to its subcontractors, employees and crew, and of all liabilities arising from the operation of the Vessel in trial runs, or otherwise, prior to delivery;

(iii)        a copy of all written Manufacturers’ Warranties and manufacturers’ manuals in Builder’s possession that pertain to materials, components, fittings, machinery, and equipment incorporated in or installed on the Vessel by Builder;

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(vi)          a provisional load line certificate for the Vessel issued by the American Bureau of Shipping;

(v)          any and all other certificates required by U.S. Government regulations for vessels constructed in the United States and as identified in the Specifications; and

(vi)         a commercial invoice.

(b)          Concurrently with delivery of the Vessel, Owner shall deliver to Builder:

(i)          the final payments due under Section 10 together with all other sums due under the terms of this Agreement, if any (delivery or constructive delivery of the Vessel to Owner shall not alone be proof that all sums due under this Agreement have been paid in full);

(ii)         one (1) copy of every report or study required from Owner by any regulatory authority for any permit or certificate for operation of the Vessel that is referred to in the Specifications; and

(iii)        duly executed documentation in form satisfactory to Builder that no sale or use tax will be due upon the sale or delivery of the Vessel to Owner, or payment of the applicable sales or use tax.

15.         PLACE OF DELIVERY. Upon satisfactory completion of the inspection by Owner and sea trials of the Vessel, Builder shall deliver the Vessel safely afloat at Langley, Washington.

16.         NOTICE OF COMPLETION. Builder shall give Owner at least five (5) days’ prior written notice of completion and readiness to deliver the Vessel.

17.         DATE OF DELIVERY.

(a)          Builder shall use good faith efforts to begin construction of the Vessel by December 1, 2015, and, as soon as is commercially reasonable, shall complete and deliver the Vessel, ready for operation as required in the Contract Documents, but not later than May 1, 2018 (the “Delivery Date”). The Delivery Date shall be subject to adjustment in accordance with the terms of this Agreement. Builder shall lay the keel of the Vessel no later than December 31, 2015.

(b)          If completion and delivery of the Vessel shall be delayed beyond the Delivery Date, it is agreed that Owner shall suffer damages which are difficult to ascertain, and which the parties hereby agree that Owner shall sustain. The parties acknowledge and agree that liquidated damages in the amounts set forth below are a reasonable estimate of the anticipated damages that Owner may suffer as a result of delayed delivery. Liquidated damages payable by the Builder hereunder shall accrue at the rate of $15,000 for each calendar day that delivery is delayed by Builder from the thirty-first (31st) day after the Delivery Date, until the earlier of (i) such time that Builder tenders delivery of the Vessel to the Owner in accordance with the Contract Documents and the terms of this Agreement, except for minor items which do not adversely affect the commercial utility or efficient and lawful operation of the Vessel (collectively, the “Minor Items”), or (ii) this Agreement is terminated in accordance with Section 24.B(ii). In no event shall the Builder’s liability for liquidated damages payable hereunder exceed $500,000. The Builder agrees to correct such Minor Items in a timely and expeditious manner. Except as may be otherwise provided in this Agreement, Owner’s right to such liquidated damages shall be Owner’s sole and exclusive remedy for any damages or loss due to late delivery of the Vessel, and Owner specifically waives all other rights and remedies at law or in equity therefor; provided, however, this provision does not affect Owner’s warranty rights set forth in Sections 20 and 21.

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18.         PERMISSIBLE DELAYS IN COMPLETION.

(a)         The term “Permissible Delay” means (a) delay allowed to Builder due to delay in the delivery to it of a Time Critical Item pursuant to Section 4(a) (provided that Builder exercised commercially reasonable efforts to secure timely delivery of such Time Critical Item), plus (b) delay allowed to Builder due to delay in the delivery to it of Time Critical Engineering pursuant to Section 4(c) (provided that Builder exercised commercially reasonable efforts to secure timely delivery of such Time Critical Engineering) plus (c) the duration of each delay by Owner in payment of any invoice amount due and payable pursuant to Section 10(a), plus (d) the period of actual, demonstrable delays in construction, trials, inspection, or delivery of the Vessel caused by: (i) neglect or default of Owner or Owner’s Representative; (ii) additional time allowed pursuant to Change Orders or, as contemplated in Section 6(c), for actual time lost due to summary arbitration concerning certain Change Orders; (iii) fire, drought, flood, earthquake, hurricane, tornado, tsunami or other Act of God; (iv) declared or undeclared war, riot, vandalism, sabotage, explosion or terrorist act; (v) labor unrest, lockouts or strikes involving Builder, suppliers or subcontractors; (vi) unforeseen shortage of materials or damage to or loss of any critical Vessel component while in transport; (vii) interruption or failure of normal transportation or of utilities to the Shipyard; (viii) any change in law, regulation or international convention, or in the regulations of an applicable classification society, that requires the alteration of the Vessel’s design or any rework, the preparation and submission of a Regulatory PCO, or which impedes Builder’s operations; (ix) failure of Owner to deliver Owner-Furnished Property other than Time Critical Items or Owner-furnished design or engineering other than Time Critical Engineering, when due; (x) any failure of Owner’s naval architect, Jensen Naval Architects & Marine Engineers, to meet the delivery schedule for the Engineering Deliverables set forth in Exhibit 3 hereto, and (xi) occurrences or circumstances that are not within the reasonable control of Builder and cannot be avoided or overcome by commercially reasonable means.

(b)         Should Builder become aware of circumstances giving rise to a Permissible Delay, Builder shall notify Owner in writing within five (5) Business Days. The notice shall include a general description of the circumstances and the Builder’s estimate of their effect on the time of delivery of the Vessel. Owner may dispute a notice of Permissible Delay by written notice to Builder within seven (7) Business Days after receipt of such notice from Builder. Any dispute the parties cannot promptly resolve regarding a Permissible Delay shall immediately be referred to summary arbitration in accordance with Sections 26 and 27 of this Agreement. A Permissible Delay shall extend the Delivery Date for a period equal to duration of the Permissible Delay. Unless Owner is in default in making payment of a monthly progress payment when due, Builder shall nonetheless make commercially reasonable effort to continue with any parts of Work that are economically reasonable during Permissible Delays.

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19.         COORDINATION OF CONTRACT DOCUMENTS. The parties intend all Contract Documents to be complementary in their description of the Work. There are no intentional conflicts or omissions in the Contract Documents. Specific definitions of duties control more general expression of duties, however, if a direct conflict between provisions in the Contract Documents cannot be resolved in that fashion, where any inconsistency occurs between or among the Contract Documents, Change Orders shall take first precedence in the reverse order in which they become effective, this Agreement shall take second precedence, the Specifications shall take third precedence, the Plans shall take fourth precedence, and any contract design and engineering documents shall take fifth precedence. The failure of one or more of the Contract Documents to require an item of Work shall not constitute an inconsistency in their purpose, and the provisions of one or more of such documents calling for such Work shall apply. The Contract Documents shall prevail over all working drawings and purchase specifications. Working drawings or purchase specifications approved by Owner shall prevail over working drawings and purchase specifications not so approved.

20.         WARRANTIES.

(a)          Warranty of Clear Title on Delivery. Builder warrants in favor of Owner that, on delivery and payment of all sums due from Owner to Builder under this Agreement, the Vessel shall be free and clear of all Encumbrances not permitted in Section 11, or Encumbrances granted by Owner.

(b)          Post-Delivery Limited Warranty. Builder warrants that, for a period of twelve (12) months (“Warranty Period”) after the Vessel is delivered to Owner, the Vessel shall be free from Defects. As used herein, “Defect” means (i) a material variance between the Vessel as delivered and the Vessel as required in the Contract Documents, (ii) an instance in which Builder’s workmanship in the Vessel is not equal to or better than the standard of workmanship required by this Agreement, or (iii) a defect in workmanship or materials under normal use and service. The following are not Defects, and Builder’s warranty does not apply to or include defects, damages or claims related to, arising from, or to the extent caused by:

(1)          failure of Owner to perform maintenance and servicing contemplated in manufacturer or Builder manuals, or that is customary;

(2)          ordinary wear and tear, abuse, misuse, accident, neglect, or improper operation;

(3)          repairs or replacements not authorized by Builder or in violation of warranty terms;

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(4)          normal wear and tear of any part that has a life inherently less than the Warranty Period (for example, and without limiting the foregoing: hoses, light bulbs, belts, gaskets, filters, and lubricants);

(5)          Owner-Furnished Property, except that Builder warrants its workmanlike installation of Owner-Furnished Property in accordance with the manufacturer’s specifications and otherwise in accordance with good U.S. commercial shipbuilding practice; and

(6)          items or systems that are separately warranted by their manufacturers, such as main engines, reduction gears, water jets, propellers, generators, water makers, HVAC, bilge and fire pumps, refrigerators, stoves, life rafts, radars, navigation systems and radios (“Manufacturers’ Warranties”), except that, if Builder installed them in the Vessel, it warrants their workmanlike installation in accordance with good U.S. commercial shipbuilding practice.

Other than the warranty in Section 20(a), this limited warranty is Builder’s only warranty to Owner that survives or continues in force after the delivery of the Vessel and is expressly in lieu of any other implied warranties. Without limiting the foregoing or any other provision of this Section 20, Builder shall have no liability for any design deficiencies, omissions or failures, including, without limitation, failure of the design to comply with SOLAS, the ADA, USCG regulations or any other requirements of any governing agencies or bodies. THIS SALE OF THE VESSEL AND THE TERMS OF THIS EXPRESS, LIMITED WARRANTY EXCLUDE ANY AND ALL WARRANTIES THAT ARE OR MAY BE IMPLIED BY LAW INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR USE OR SPECIFIED PURPOSE.

EXCEPT FOR OWNER’S RIGHTS FOR ANY BREACH OF SECTION 20, ALL RIGHTS GRANTED TO OWNER UNDER THIS LIMITED WARRANTY ARE CONDITIONED UPON BEING EXERCISED IN THE TIME AND MANNER SPECIFIED IN SECTION 21 FOR WHICH THE SOLE AND EXCLUSIVE REMEDY IS REPAIR OR REPLACEMENT, AS PROVIDED IN SECTION 21.

(c)          Effective as of delivery of the Vessel to Owner, Builder shall automatically be deemed to have assigned to Owner all Manufacturers’ Warranties to the extent that such warranties are assignable by Builder, and on request shall execute and deliver at that time a specific written assignment of all such Manufacturers’ Warranties.

(d)          Notwithstanding anything to the contrary in this Agreement, Builder’s total and entire liability for warranty claims arising under Section 20(b) of this Agreement and under Section 20(b) of that certain Vessel Construction Agreement (Hull No. S188), dated on or about the date hereof (the “S188 Agreement”) shall not exceed $3,000,000 in the aggregate. Such limitation shall apply regardless of any act, default, omission or negligence, in whatever form or degree, and whether sole, partial, concurrent or contributory on the part of Builder and regardless of any other breach of duty or liability, whether strict, statutory, contractual or otherwise, by Builder. Without limiting the foregoing, in resolving warranty claims, all materials shall be charged at cost and all labor shall be charged at Builder’s actual cost of such labor.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

21.         HANDLING WARRANTY CLAIMS AFTER DELIVERY.

(a)          Builder shall make good at no cost to Owner by repair or replacement any Defect covered by the warranty expressed in Section 20(b) provided Builder receives timely notice as required in this Section 21. The specified remedy of repair or replacement defined in this Section 21 is the exclusive remedy for defects, and excludes all unwritten, undefined or implied remedies not written in this Agreement or that Owner could later claim.

(b)          If Owner wishes to make a warranty claim against Builder, Owner shall within ten (10) Business Days after discovery of the defect notify Builder in writing, describing the nature of the defect in sufficient detail and supported with photographs wherever possible. Owner shall have the burden of proving that any Defect occurred within the warranty period. Builder shall have complete access to the Vessel and to all records of Owner for the purpose of verifying the existence of the defect and of determining Builder’s obligation to correct it. If Owner fails to provide Builder with notice of any Defects within fifteen (15) days after the end of the Warranty Period, Owner shall be deemed to have waived its rights to any remedy for such Defects.

(c)          Builder shall remedy Defects that have been duly and timely reported by repairing or replacing the defective equipment, component, fitting, machinery, equipment or area of the structure or superstructure at the Shipyard. Where because of geographical distance it would be impractical to return the Vessel to the Shipyard, Builder shall arrange for the repair at a point near the Vessel’s location at Builder’s expense. If the Vessel is more than 200 nautical miles from Freeland, Washington, then return will be deemed “impractical” within the meaning of the preceding sentence. If Builder fails in its obligation, Owner may, after notice to Builder sufficient to allow Builder to inspect the claimed Defect, effect the necessary repairs at Owner’s own facilities or at other competent facilities. Builder shall reimburse Owner for all reasonable and necessary cost directly incurred for this repair or replacement. Whenever repairs or replacement are to be made outside of the Shipyard and at or nearer the Vessel’s location, Builder and Owner shall cooperate in designating an appropriate repair facility.

22.         TITLE AND INTERESTS OF BUILDER. Title to all work in progress covered by an invoice shall pass to Owner upon Builder’s receipt of payment for such invoice. Upon delivery of the Vessel and Owner’s satisfaction of Owner’s obligations to Builder at time of delivery, all right, title and interest of Builder in the Vessel, and all risk of loss to the Vessel and Owner-Furnished Property shall pass to Owner.

23.         LIMITATION OF LIABILITY. Notwithstanding anything to the contrary in this Agreement, Builder’s total and entire liability under this Agreement (including breach of contract, warranty claims, delay damages, tort claims (including negligence and breach of statutory duty), or otherwise in relation to or in connection with this Agreement (but excluding proceeds available from Builder’s insurance policies)), shall not exceed [*]; provided (i) that warranty claims and delay damages shall be subject to the sub-limits set forth in Sections 20(d) and 17(b), respectively, and (ii) the sub-limit for warranty claims with respect to the Vessel shall be reduced dollar for dollar by the amount of any warranty claims payable by Builder pursuant to the S188 Agreement. The limitations of liability set forth in this Section 23 shall apply regardless of any act, default, omission or negligence by Builder, and whether sole, partial, concurrent or contributory on the part of Builder.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

24.         OWNER DEFAULT.

(a)          Each of the following is an “Owner Event of Default” herein:

(i)          Owner does not pay any invoice amount, or other portion of the Purchase Price, or any other amount owed to Builder, in the correct amount when due;

(ii)         Any representation or warranty of Owner in the Contract Documents is found to be untrue as of the date it was made in any material respect;

(iii)        Owner does not perform any of its obligations under this Agreement; or

(iv)         Owner: (A) applies for or consents to or becomes subject to the appointment of a receiver, trustee or liquidator of itself, or of all or substantially all of its assets, (B) makes a general assignment for the benefit of creditors, (C) becomes or is adjudicated insolvent, (D) commences or becomes subject to any proceeding under the bankruptcy laws or any other insolvency or debtor’s relief law of any jurisdiction and such proceeding, if not voluntarily commenced by Owner, is not dismissed within sixty (60) days after it is commenced, (E) shall fail to pay its debts generally as they become due, (F) merges into or consolidates with any entity and is not the surviving entity, (vii) dissolves or liquidates, (G) becomes the subject of any dissolution or liquidation proceeding and any such proceeding, if not voluntarily commenced, is not dismissed within sixty (60) days after it is commenced, or (H) commences, agrees to or is or becomes subject to any action taken for the purpose of effectuating any of the foregoing.

(b)          On the occurrence of an Owner Event of Default, Builder may stop all Work. Unless it is determined that an Owner Event of Default had not occurred, demobilization and remobilization expenses incurred by Builder shall be paid by Owner. If (i) an Owner Event of Default for nonpayment continues for [*] after Builder notifies Owner in writing that Owner is in default for that reason; (ii) a default consisting of the Owner’s nonperformance of any of its other obligations continues for [*] after Builder notifies Owner in writing that Owner is in default for that reason, or (iii) any other Owner Event of Default occurs:

(A)          All amounts then due and owing from Owner to that point of construction, shall be paid immediately by Owner, together with interest on the unpaid amount since it became due at the rate of [*];

(B)          All other amounts owed by Owner to Builder under this Agreement, Change Orders, and otherwise shall be calculated by Builder and an invoice therefor shall be given to Owner in the manner provided for notice in Section 39. Owner shall pay all such amounts, including interest thereon, at the rate of [*] from the date such invoice is delivered, until paid.

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(C)          If the Vessel can be floated, and if the Vessel has not been launched, Builder may launch it and remove it from the Shipyard and retain possession of the Vessel pending receipt of the amounts due as specified in Sections 24(b)(A) and 24(b)(B). During and after the launch, Owner shall bear all risk of loss of or damage to the Vessel and the property thereon, provided that Builder shall, at all times while Builder retains possession of the Vessel, continue to insure the Vessel in accordance with the terms of this Agreement. The payment of monies due as specified in Sections 24(b)(A) and 24(b)(B), launching of the Vessel and delivery of the incomplete Vessel to Owner shall terminate this Agreement which, except for Builder’s warranties, and Owner’s indemnification obligations, shall then be of no further force or effect as between the parties.

(D)          If the Vessel cannot be launched or floated, Builder may, but is not required to, continue construction of the Vessel or take other steps that it determines, in its sole discretion, are appropriate to enable it to launch or otherwise store the Vessel, the actual cost of which shall be damages recoverable from Owner.

(E)          If Owner fails to pay all amounts, including invoice amounts, owed to the Builder after six (6) months after the occurrence of an Event of Default and the Vessel then occupies space at the Shipyard or at a dock owned or leased by Builder or an affiliate thereof, Builder may sell the Vessel to the highest bidder at public auction and collect moneys owed pursuant to this Agreement and any and all costs of storing, insuring and selling the Vessel, including possible movement or dismantling costs. Any proceeds remaining from such sale after satisfaction of all amounts due to Builder hereunder shall be remitted to Owner to the extent of amounts paid by Owner to Builder hereunder.

24.B        BUILDER DEFAULT.

(a)          Each of the following is a “Builder Event of Default” herein:

(i)          The failure of the Builder to lay the keel of the Vessel prior to December 31, 2015;

(ii)         The failure of Builder to deliver the Vessel within one hundred eighty (180) days after the Delivery Date (as adjusted pursuant to the terms of this Agreement).

(iii)        Builder: (i) applies for or consents to or becomes subject to the appointment of a receiver, trustee or liquidator of itself, or of all or substantially all of its assets, (ii) makes a general assignment for the benefit of creditors, (iii) becomes or is adjudicated insolvent, (iv) commences or becomes subject to any proceeding under the bankruptcy laws or any other insolvency or debtor’s relief law of any jurisdiction and such proceeding, if not voluntarily commenced by Owner, is not dismissed within sixty (60) days after it is commenced, (v) shall fail to pay its debts generally as they become due, (vi) merges into or consolidates with any entity and is not the surviving entity, (vii) dissolves or liquidates, (viii) becomes the subject of any dissolution or liquidation proceeding and any such proceeding, if not voluntarily commenced, is not dismissed within sixty (60) days after it is commenced, or (ix) commences, agrees to or is or becomes subject to any action taken for the purpose of effectuating any of the foregoing.

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(b)          On the occurrence of a Builder Event of Default, Owner may, at its election, terminate this Agreement on written notice to Builder and exercise its rights below.

(i)          Completion of Vessel. Owner may proceed, or have its designee proceed, to have the Work on the Vessel completed, and for such purpose Owner may take possession and use and occupy so much of the Shipyard, plant, equipment, tools, machinery and appliances of Builder as may be needed for such purpose without the payment of any rental or other charge therefore to Builder. If Owner or its designee performs work at the Shipyard, they agree to abide by all applicable safety, environmental and security rules and regulations. Builder hereby agrees to assure to Owner or its designee such use and occupancy of the said facilities and said other property of Builder for such period of time as reasonably necessary for completion of the Work. In addition, Builder shall:

(A)          assign to Owner such subcontracts and orders for material, services and supplies, including without limitation (to the extent Builder is legally able to), all ownership and/or licensee rights in any software, drawings and technology, whether in hard copy or electronic format, as are identified to the Work and to be used in the performance of the Work as Owner may direct; and

(B) pay to Owner the amount by which the total cost to Owner of completing the Work (including all amounts paid to Builder hereunder) exceeds the total Price provided in this Agreement, provided, however, that in computing the amount, if any, to be paid by Builder to Owner, appropriate adjustment shall be made for changes to the Work subsequent to termination of this Agreement.

(ii)          Sale of Incomplete Vessel. If Owner does not elect to complete the Vessel pursuant to Section 24.B(b)(i), Owner may, at any time within one hundred twenty (120) days from the date of termination of this Agreement, sell the partially completed Vessel, work-in-process, material, articles of machinery, outfit and equipment and supplies, together with the Specifications, the Plans and the Engineering Deliverables (to the extent Owner is legally able to do so). If Owner exercises its rights under this Section 24.B(b)(ii):

(A)          Any purchaser at such sale shall be given reasonable time, not less than sixty (60) days from the date of sale, within which to remove from the Shipyard the Vessel, work-in-process, material, articles of machinery, outfit, equipment and supplies purchased.

(B)          The proceeds of the sale shall be applied as follows:

(1)	First, to the payment of all reasonable costs and expenses, including reasonable attorney’s fees, incurred by Owner or its assigns in making such sale;

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(2)	Second, to reimbursement of Owner for payments theretofore made by Owner to Builder under this Agreement and for the declared value of all Owner-Furnished Property included in or sold with the Vessel;

(3)	Third, to payment of any damages, demands or deficiencies owing from Builder to Owner by reason of the Builder Event of Default; and

(4)	Fourth, the remaining proceeds, if any, shall belong to Owner.

In the event the proceeds of the sale are not sufficient to pay the first, second and third items, as above set forth, the difference shall be paid to Owner by Builder.

(c)          In no event shall Builder be liable to Owner for indirect, special, incidental, consequential or punitive damages incurred as a result of a Builder Event of Default. Indirect, special, incidental and consequential damages include, but are not limited to, loss of charter revenue, loss of profits, cover by substitute charter, and lost interest on construction financing.

25.         OTHER REMEDIES ON DEFAULT. All rights and remedies at law, in equity, in admiralty, or by agreement, including those specified in Article 2 of the Uniform Commercial Code as adopted in the State of Washington, shall be available to the aggrieved party upon default by the other party, excepting only those remedies specifically excluded by agreed exclusive remedies under this Agreement. Neither Owner nor Builder shall have any liability to the other for lost profits or other consequential damages, or for punitive or special damages, except for anticipated profit included in the Purchase Price, and as set forth in Section 24. The rights and remedies provided in this Agreement or otherwise existing or arising by agreement, at law, in equity or admiralty, or otherwise, are cumulative. All rights and remedies may be exercised, wholly or in part, from time to time, as often, and in any order as the relevant party chooses, and the exercise or the beginning of the exercise of any right or remedy shall not be construed to be an election of rights or remedies, or a waiver of the right to exercise at the same time or thereafter any other right or remedy. No delay or omission in the exercise of any right or remedy accruing upon any default shall impair any such right or remedy or be construed to be a waiver of any right to take advantage of any such future event or of any such past default. In case a party proceeds to enforce any right or remedy, and such enforcement is discontinued or abandoned for any reason or is determined adversely to the party exercising it then, and in every such case, the parties shall be restored to their former positions and rights and all rights and remedies shall continue as if no such proceedings had been taken. The acceptance by a party of any security or any payment of or on account of any obligations maturing after any default, or any payment on account of any past default shall not be construed to be a waiver of any right by the aggrieved party to take advantage of any future default or of any past default not completely cured thereby.

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26.         ARBITRATION OF CERTAIN CONSTRUCTION DISPUTES NEEDING RAPID RESOLUTION. If Builder and Owner have a dispute concerning: (i) any amount set forth on an invoice, (ii) over Regulatory PCOs or Owner PCOs under Section 6(b) or 6(c), or (iii) the satisfactory nature of work under Change Orders, it shall be submitted to summary arbitration under Section 27 within ten (10) calendar days of when the dispute arises, unless the parties agree otherwise in writing. The parties acknowledge that these disputes require immediate resolution since, unless immediately resolved, they will adversely affect progress toward completing the Vessel on time.

27.         SUMMARY ARBITRATION. Those construction disputes specifically agreed in this Agreement to be submitted to summary arbitration shall be referred to an arbitrator mutually agreed upon by the parties; provided, that if the parties cannot agree on such individual within three (3) calendar days following the commencement of such a dispute, the arbitrator shall be appointed pursuant to the rules of the Maritime Arbitration Association (such arbitrator, the “Construction Arbitrator”) for resolution subject to the following conditions:

(a)          The summary arbitration shall take place at the Shipyard.  It shall commence within ten (10) calendar days of a request for summary arbitration delivered to the other party. The request for summary arbitration shall be delivered as provided in Section 39 and shall state the issues to be decided by the Construction Arbitrator.  The other party may submit additional issues to be decided by the Construction Arbitrator that are of a nature that this Agreement states may be subject to summary arbitration.

(b)          It is intended that this procedure be expeditious in nature. The Construction Arbitrator may rely on any documentary, physical, or testimonial evidence he or she deems sufficient, giving due regard to issues of credibility, but without the necessity of relying on any rules of evidence. The Construction Arbitrator may inspect work in progress, and need not take oral testimony.

(c)          The Construction Arbitrator shall render a summary decision at the close of the arbitration that need not contain the arbitrator’s justification, but shall promptly express in a writing signed by the arbitrator the decision on all points within the permissible scope of the arbitration that were in dispute.

(d)          In case of a dispute as to whether a matter falls within the scope of summary arbitration matters set forth in Section 6, the Construction Arbitrator shall decide whether the matter is within the scope of Section 26. The arbitrator’s decision shall bind the parties.  Notwithstanding Section 26, the parties may agree to submit a dispute to summary arbitration under this section that is not specifically listed in Section 26.

(e)          The decision of the Construction Arbitrator shall be final and conclusive and bind both Owner and Builder on all points at issue and within the scope of the summary arbitration.

(f)          Within a reasonable time after an issue is arbitrated pursuant to this Section 27, the Construction Arbitrator shall submit an invoice for his or her fees and reasonable expenses incurred in connection with the proceeding. The Construction Arbitrator shall allocate said fees and expenses equitably between the parties to the proceeding in accordance with their relative success therein.

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28.         GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Washington, excluding its conflicts of laws rules. In the event of any lawsuit to enforce this Agreement or arising under this Agreement, to enter judgment on or enforce an arbitral order of the Construction Arbitrator under Section 27, or otherwise related to this Agreement, the parties consent to the exclusive jurisdiction of any federal or state court sitting in Seattle, Washington.

29.         ATTORNEYS’ FEES. In any legal action or arbitration relating to this Agreement, the substantially prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and expenses.

30.         INDEMNITY.

(a)          Builder shall indemnify, defend, and hold harmless Owner and its affiliates, and all shareholders, directors, officers, members, managers, employees, counsel, agents and attorneys-in-fact of Owner or any of its affiliates (each, an “Owner Indemnitee”) from and against any and all actual liabilities, obligations, losses, damages, penalties, claims, demands, litigation, arbitrations, actions, proceedings, judgments, awards, costs, disbursements and expenses (including reasonable fees and expenses of legal counsel related thereto) (each, an “Indemnity Matter”) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Owner Indemnitee in any way relating to or arising out of or in connection with any of:

(i)          acts or omissions of the Builder Parties, in violation of applicable laws or regulations, or that, due to negligence, gross negligence, or intentional misconduct of any Builder Party, cause damage to an Owner Indemnitee or cause an Owner Indemnitee to incur liability; and

(ii)         any matter as to which Builder has agreed to indemnify Owner elsewhere in this Agreement,

in each case whether based on contract, tort, strict liability, or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, litigation, arbitration, action, proceeding) and regardless of whether any Owner Indemnitee is a party thereto; provided that such indemnity and right to be defended and held harmless shall not, as to any Owner Indemnitee, be available to the extent that such Indemnity Matters are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the fraud, negligence, gross negligence or willful misconduct of, or breach of this Agreement by, an Owner Indemnitee. The agreements in this Section 30 shall be subject to the limitations of Section 20 and Section 23 and shall survive the performance of the Indemnitor’s other obligations under this Agreement.

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(b)          Owner shall indemnify, defend, and hold harmless Builder and its affiliates, and all shareholders, directors, officers, members, managers, employees, counsel, agents and attorneys-in-fact of Builder or any of its affiliates (each, a “Builder Indemnitee”) from and against any and all Indemnity Matters of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Builder Indemnitee in any way relating to or arising out of or in connection with any of:

(i)          acts or omissions of Owner Parties, in violation of applicable laws or regulations, or that, due to negligence, gross negligence, or intentional misconduct, cause damage to a Builder Indemnitee or cause a Builder Indemnitee to incur liability;

(ii)         damages caused by defects in Owner-Furnished Property or Owner-furnished design or engineering;

(iii)        Builder’s use of the Plans, Specifications, Engineering Deliverables or any other functional plans or construction drawings for the Vessel prepared or provided by Owner;

(iv)         activities of Owner’s Personnel at the Shipyard or onboard or while boarding or disembarking the Vessel; and

(v)          any matter as to which Owner has agreed to indemnify Builder elsewhere in this Agreement,

in each case whether based on contract, tort, strict liability, or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, litigation, arbitration, action, proceeding) and regardless of whether any Builder Indemnitee is a party thereto; provided that such indemnity and right to be defended and held harmless shall not, as to any Builder Indemnitee, be available to the extent that such Indemnity Matters are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the fraud, negligence, gross negligence or willful misconduct of, or breach of this Agreement by, a Builder Indemnitee. The agreements in this Section 30 shall survive the performance of the Indemnitor’s other obligations under this Agreement.

(c)          The party seeking indemnification pursuant to this Section 30 (such party, the “Indemnitee”) from the other party hereto (the “Indemnitor”) shall give prompt notice to Indemnitor once the Indemnitee has actual knowledge of any Indemnity Matter as to which indemnity shall be sought, and shall permit the Indemnitor (at its expense) to assume the defense of any or all claims, demands, litigation, arbitrations, actions, or proceedings, resulting therefrom; provided that attorneys for the Indemnitor, who shall conduct the defense of such claims, demands, litigation, arbitrations, actions, or proceedings shall be reasonably satisfactory to the Indemnitee, and the relevant Indemnitee may participate in such defense at such Indemnitee’s expense; provided, further, that the failure by the Indemnitee or any other Indemnitee to give notice as provided herein shall not relieve the Indemnitor of its obligations under this Section 30 except to the extent that the failure results in an omission of actual notice to the Indemnitor and Indemnitor is damaged solely as a result of the failure to give notice. Except with the consent of the Indemnitor, no shall consent to the entry of any judgment or award, or enter into any settlement that does not include an unconditional term which releases the Indemnitor from all liability to the claimant or plaintiff with respect to the relevant claims, demands, litigation, arbitrations, actions, or proceedings.

23

31.         TAXES. Owner acknowledges that Washington sales and use taxes, if applicable, are the responsibility of Owner and not Builder. Builder will collect sales tax from Owner on delivery of the Vessel unless Owner provides documentation satisfactory to Builder that neither sales tax nor use tax is applicable. If such documentation is provided and it is later determined that the sales or use tax was applicable, Owner agrees to indemnify Builder and hold it harmless for any tax, interest, penalties and costs that Builder may be required to pay by virtue of its failure to collect tax upon delivery of the Vessel.

32.         COMPLETE AGREEMENT. This Agreement including its exhibits and schedules contains the complete and entire agreement between the parties. It supersedes all prior and contemporaneous discussions, negotiations and agreements between Owner and Builder, whether oral or written. No promise or inducement relating to the Vessels or this Agreement not expressed in this Agreement has been made to either party or by any agent or representative of either party at or before the time of their entry into this Agreement.

33.         FAIRNESS AND INTERPRETATION. Each party has had the opportunity to consult with independent counsel of its choosing before entering into this Agreement. If called upon to interpret any provision of this Agreement, including exhibits and schedules, no Court or arbitrator shall apply any rule that construes any ambiguity against one party on the ground that such party primarily or exclusively drafted this Agreement or provision in question or that such party had the benefit of drafting by a lawyer, and both Owner and Builder waive the right to assert any such rule of construction.

34.         SEVERABILITY. If a court or arbitrator should hold any provision of this Agreement invalid or unenforceable, it shall be deemed severed from this Agreement ab initio. The remainder of the terms of this Agreement shall be valid and enforceable as though the invalid or unenforceable provision had not existed; provided, that in the event that enforcing the balance of the terms of this Agreement without the severed term would manifestly deny either party its reasonable expectations of performance and of limitation of risk at the time of entering into this Agreement, then the remaining terms of this Agreement shall be interpreted to most closely achieve all of the parties’ reasonable and objective expectations of performance and of limitation of risk at the time of entering into this Agreement.

35.         AMENDMENTS, COUNTERPARTS. No amendment or modification of any provision of any of this Agreement shall be effective except by means of a writing signed by the parties hereto. No termination, waiver or consent to any departure from the terms of this Agreement shall be effective except by means of a writing signed by the party against which the termination, waiver, or consent is sought to be enforced. Waivers or consents shall be effective only in the specific instances and for the specific purposes for which they are given. This Agreement shall not be deemed amended, modified, qualified, or supplemented by any course of dealing. This Agreement may be executed in one or more counterparts, all of which together shall constitute one agreement, and each of which separately shall constitute an original document. Delivery by a party of a signed counterpart, or an execution page of this Agreement by facsimile transmission, imaged attachment to an e-mail, or a photocopy thereof, shall be as effective as delivery of a manually signed counterpart of this Agreement that is executed by such party.

24

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

36.         ASSIGNMENT, BENEFICIARIES. Owner may assign this Agreement to an affiliate provided the affiliate assumes, and Owner retains unconditional liability for, all of the Owner’s obligations under this Agreement. Subject to the foregoing, neither party may assign or transfer this Agreement, or any rights, titles or interests therein or related thereto, or delegate any of its responsibilities thereunder or related thereto, in whole or in part, directly or indirectly, whether voluntarily, involuntarily or by operation of law, without the prior written consent of the other party hereto, and all attempts to do so shall be void (provided, that nothing herein shall prohibit or restrict Builder from engaging subcontractors in connection with Builder’s performance hereunder). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators and successors and assigns. The foregoing notwithstanding, at or after delivery of the Vessel under this Agreement, Owner or its permitted assignee may assign its rights under this Agreement to another party. Owner or its permitted assignee may assign its warranties rights under Sections 20 and 21 to that party or to a charterer who bareboat charters the Vessel. There are no express or implied third-party beneficiaries of this Agreement other than the Owner Indemnitees and Builder Indemnitees with respect to their indemnification rights under Section 30.

37.         OWNER’S REPRESENTATIVE. Owner’s representative shall be initially, [*], or such other person as from time to time may be designated by Owner in writing to Builder. Upon written notice to Builder, Owner may designate another or additional Owner’s Representative(s). Owner shall pay all expenses related to the Owner’s Representative(s).

38.         AUTHORITY OF REPRESENTATIVE. Except as provided in this Agreement, Owner’s Representative shall have authority to approve work performed, Change Orders, substitutions and such other matters as arise during construction requiring Owner’s consent. The representative shall make any such rejection in writing.

39.         NOTICES.

(a)          The parties may deliver any documents, notices, requests for summary arbitration, invoices or communications by personal delivery, nationally recognized courier service, facsimile transmission, e-mail or first class mail, in each case fully prepaid, to the following addresses:

Builder:	Ice Floe, LLC d/b/a Nichols Brothers Boat Builders
	Street Address:	_____________________
_____________________
	Mailing Address:	_____________________
_____________________

Telephone:	__________________________
Facsimile:	__________________________
Attention:	__________________________
__________________________
E-Mail:	__________________________

25

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Owner:	Lindblad Expeditions, LLC
	Street Address:	_____________________
_____________________
	Mailing Address:	_____________________
_____________________

Telephone:	__________________________
Facsimile:	__________________________
Attention:	__________________________
__________________________
E-Mail:	__________________________

With a copy to Owner’s Representative:

[*]
Street Address:	_____________________
_____________________
Mailing Address:	_____________________
_____________________

Telephone:	__________________________
Facsimile:	__________________________
Attention:	__________________________
__________________________
E-Mail:	__________________________

or, as to each party, at such other address as shall be designated by such party on written notice to the other party otherwise complying as to form and delivery with the terms of this Section 39. All such notices, requests, invoices, and other communications shall be effective and deemed received on actual delivery, or, when mailed, shall be effective and deemed received on the third Business Day after being deposited in the U.S. mail, or, when sent by courier service, on the next Business Day after being delivered to such courier, or when transmitted by fax, shall be effective and deemed received on transmission with confirmed receipt of transmission, respectively.

40.          CONSTRUCTION OF AGREEMENT. In this Agreement, unless expressly stated otherwise: (a) references to articles, sections, exhibits and schedules, are references to articles, sections, exhibits, and schedules of this Agreement, and references to “herein,” “hereof,” “hereto” and to this Agreement are references to this Agreement as a whole including its exhibits and schedules; (b) the terms “include,” “including” and similar terms shall be construed as if followed by the words “but not limited to”; (c) the term “documents” includes any and all instruments, documents, contracts, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form; (d) references to execution of documents shall include obtaining notarial acknowledgements thereof in accordance with applicable law as required by the benefited party; (e) words denoting the singular shall include the plural, and vice versa, and words denoting any gender shall include all genders; (f) captions of articles and sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provisions of this Agreement; (g) references to agreements and other contractual instruments shall be deemed to include such agreements and other instruments as assigned, assumed, amended, renewed, replaced, or otherwise modified from time to time, but only to the extent that the assignments, assumptions, amendments, renewals, replacements, and other modifications are not prohibited by this Agreement; (h) references to treaties, constitutions, statutes, regulations, ordinances, bylaws, or the like include reference to them as amended, recodified, replaced, or otherwise modified from time to time, and as interpreted by relevant governmental authorities, (i) references to dollars and all usage of the symbol “$” are references to U.S. Dollars, (j) references to a “party” or to the “parties” are references to parties to this Agreement, unless expressly indicated otherwise, (k) references to “affiliate” means, with respect to a person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person, and (l) references to “person” includes an individual natural person, corporation, limited liability company, general or limited partnership, joint venture, association, trust, government or governmental authority, and any other entity. Time is of the essence of this Agreement.

41.          WARRANTY OF AUTHORITY. Each person signing this Agreement warrants authority to bind the entity on whose behalf they sign.

[signature page follows]

26

IN WITNESS WHEREOF, the parties have executed this Vessel Construction Agreement as of the date and year first above written.

BUILDER:	OWNER:

ICE FLOE, LLC	LINDBLAD EXPEDITIONS, LLC

By:	By:
Name:	Name:
Title:	Title:

27

Exhibits

Exhibit 1	The “Plans” — Plan and General Arrangement for Hull No. S188,

Exhibit 2	The “Specification” — Specifications including Appendix A, B, C and D,

Exhibit 3	The “Schedule” — Nichols Brothers Boat Builders Production Schedule,

Exhibit 4	The “Work” — Change Order Form,

Exhibit 5	Delay and Disruption Form,

Exhibit 6	Progress Payment Schedule

Exhibit 7	Jamestown Metal Marine Sales, Inc. Allowances:

●	Passenger Cabin Allowance,
●	Public Area Allowance,
●	Food Service Allowance.

Schedules

Schedule 4(a) Owner Furnished Property and “Time Critical Items”

Schedule 4(c) Owner Furnished Design and Other Engineering, “Time Critical Engineering”

●	Jensen Naval Architects & Marine Engineers Functional Engineering Schedule

Schedule 4(d) Owner Required Decision Dates

●	Jamestown Metal Marine Sales, Inc. Schedule

EXHIBIT 1

“Plans”

Jensen Naval Architects and Marine Engineers

Plan and General Arrangement for Hull No. S188

150069-101-1RevA Profile Arrangement Sheet 1

150069-101-1RevA Profile Arrangement Sheet 2

150069-101-1RevA Profile Arrangement Sheet 3

150069-101-1RevA Profile Arrangement Sheet 4

EXHIBIT 2

“Specifications”

Specification for Hull No. S188

Jensen Naval Architects & Marine Engineers

236’ Expedition Cruise Vessel

Client: Lindblad Expeditions

Doc. # 150069-832-1

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 3

Schedule for Hull No. S189

[*]

EXHIBIT 4

Change Order Form

WORK OR CHANGE ORDER

Ice Floe, LLC	Phone #			Date Issued:
Street Address / Mailing Address	Fax #			Hull # :
5400 S. Cameron Rd. / PO Box 580	Eng. Fax #			Name:
Freeland, Washington 98249	E-Mail			Work/Change Order #
Payment Terms:	Percentage	Type of Work		Written By:
Percent Down		Warranty
Upon Completion		Repair
Per Contract		Modifications

Gentlemen: You are hereby authorized to perform the following extra work, or to change the work in accordance with the specifications and contract provisions:

DESCRIPTION:

Work Affected
Labor
Craft	Credit Hours	Charge Hours	Total Hours	Overtime	Rate per hr.	Sub Total
Engineering			0			$0
Project Manager			0			$0
Ship Fitters			0			$0
Welders			0			$0
Electricians			0			$0
Pipe Fitters			0			$0
Machinists			0			$0
Shipwrights			0			$0
Painters			0			$0
Crane Operators & Rigging			0			$0
Mechanics			0			$0
Purchasing			0			$0
Laborers			0			$0
D & D Engineering		0	0			$0
D & D Production		0	0			$0
Labor Sub Totals	0	0	0			$0
Material
Description	Credit	Charge	Quantity	Unit Price	Markup	Sub Total
					%	$0.00
					%	$0.00
Material Sub Totals						$0.00
			Time Delay		Grand Total	$0.00
It is agreed that the contract amount will be increased by
It is agreed that the Contract amount will be decreased by
Extra time allowed on contract completion working days

Signature:	Signature:
Name:	Name:
Title: Project Manager	Title : Owners Representative
Ice Floe, LLC	Authorizing Agency

EXHIBIT 5

Delay and Disruption Form

		Straight Time Hours				Over Time Hours
		Stage 1 Panel Line 20%	Stage 2 Module Line 40%	Stage 3 Erection Ways 60%	Stage 4 Post Launch 80%	Stage 1 Panel Line 20%	Stage 2 Module Line 40%	Stage 3 Erection Ways 60%	Stage 4 Post Launch 80%
Craft	Credit Hours	Hours	Hours	Hours	Hours	Hours	Hours	Hours	Hours
Engineering
Project Manager
Ship Fitters
Welders
Electricians
Pipe Fitters
Machinists
Shipwrights
Painters
Crane Operators
Mechanics
Purchasing
Laborers
Total Engineering		0	0	0	0	0	0	0	0
Disruption Engineering		0	0	0	0	0	0	0	0
Total Production		0	0	0	0	0	0	0	0
Disruption Production		0	0	0	0	0	0	0	0

Total Disruption Hours Engineering ST			0
Total Disruption Hours Engineering OT			0

Total Disruption Hours Production ST			0
Total Disruption Hours Production OT			0

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 6

Progress Payment Schedule

[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 7

Jamestown Metal Marine Sales, Inc. Allowances

●	Passenger Cabin, November 3rd, 2015
●	Public Area, November 3rd, 2015
●	Food Service, November 3rd, 2015.

Passenger and Crew Cabin Furnishing Allowances:

[*]

Food Service Allowance List:

[*]

Public Area Allowances:

[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 4(a)

Owner-Furnished Property

	Owner-Furnished Property (“Time Critical Items”)	Required by Date	Maximum Value
1	(2) Main Engines, see Exhibit 2—Specification, Page 38, 233 Propulsion System and attached scope of supply (Specification, Appendix A: Owner’s Scope of Supply).	[*]	[*]
2	(2) Generators, see Exhibit 2—Specification, Page 48, 311 Ship Service Power Generation (Gen Sets) and attached scope of supply (Specification, Appendix A: Owner’s Scope of Supply).	[*]	[*]
3	Torsional Vibration Analysis	[*]	[*]
4

	Owner-Furnished Property	Required by Date	Maximum Value
1	(8) Inflatable boats, see Exhibit 2—Specification, Page 100, 583 Boat Handling Systems, Lifesaving Equipment.	[*]	[*]
2	(24) Kayaks	[*]	[*]
3	Gangway	[*]	[*]
3	Deck chairs, as shown on Sun Deck	[*]	[*]
4	All bedding, pillows and towels	[*]	[*]
5	All pots, pans, cooking utensils, silverware, dishes, glasses, and cups	[*]	[*]
6	Non-built-in shelves	[*]	[*]
7	Charts	[*]	[*]
8	Spare parts	[*]	[*]
9	Hand tools	[*]	[*]
10

Note: The values listed in Schedule 4(a) for Owner-Furnished Property shall be the maximum values of the property for liability purposes in the event any of the property is lost, stolen, or damaged.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 4(c)

Owner-Furnished Design and Other Engineering

Item	Owner-Furnished Design and Other Engineering (“Time Critical Engineering”)	Required by Date

Appendix A

ABS / Regulatory / Functional Design Package - Deliverables

Proposal No.: 150069 Date: September 28, 2015 Prepared by: BON

Notations – ABS Loadline

The ABS/Regulatory Design Package will have sufficient detail for regulatory approval only. All construction detail deliverables will be delivered in the Production Engineering Package. Drawings listed below may be combined into other drawings dependent on development details.

Lines and Arrangements Group		Required Date

●	Lines Plan - Hull	[*]
●	Lines Plan – Superstructure	[*]
●	Lines Plan - Pilot House	[*]
●	Outboard Profile	[*]
●	General Arrangements	[*]
●	Mooring Arrangement	[*]
●	Mast Arrangement	[*]
●	Galley Arrangement	[*]
●	Machinery Space Arrangement	[*]
●	Shafting Arrangement & Details	[*]
●	Structural Closures Arrangement	[*]
●	Anchor Handling Arrangement	[*]
●	Rudder & Steering Gear Arrangement	[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hull Structure Group		Required Date

●	Hull Structural Calculations	[*]
●	Welding Schedule	[*]
●	Shell Plating & Framing	[*]
●	Structural Inboard Profile & long Bulkheads	[*]
●	Typical Sections	[*]
●	Deck Structural Plan	[*]
●	Superstructure	[*]
●	Pilot House Structure	[*]
●	Sea Chests A&D	[*]
●	Mooring Bits Structure and Foundations	[*]
●	Main Engine Foundation	[*]
●	Anchor Foundations	[*]
●	Crane Foundations	[*]
●	Shaft Bearing Foundations	[*]

Propulsion & Auxiliary System Group		Required Date

●	Propulsion System Calculations	[*]
●	Engine Cooling Schematic	[*]
●	Engine and Boiler Exhaust Schematic	[*]
●	Lube Oil Filling & Transfer Schematic	[*]
●	Fills, Vents, Overflows & Sounding Tubes	[*]
●	Engine Room Ventilation Calculations & Schematic	[*]
●	Weather Deck Drains Diagram	[*]
●	Plumbing Drains & Sanitary Schematic	[*]
●	Bilge & Firemain Schematic	[*]
●	Fresh Water Schematic	[*]
●	Fuel Oil Filling & Transfer Schematic	[*]
●	Compressed Air Schematic	[*]
●	Waste and Dirty Oil Schematic	[*]

Electrical Systems Group		Required Date

●	One Line – AC	[*]
	o Includes Fault Current Analysis	[*]
●	One Line – DC	[*]
●	Load Analysis	[*]
●	Lighting Plan	[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Miscellaneous Drawings/Reports Group		Required Date

●	Fendering Design	[*]
●	Window Schedule	[*]
●	Door Schedule	[*]
●	Stairways and Ladders A&D	[*]
●	Fire and Safety Plan	[*]
●	Docking Plan	[*]
●	Emergency Evacuation Plan	[*]
●	Fire & Safety Plan	[*]
●	Structural Fire Protection Plan	[*]
●	Regulatory Design Compliance Matrix
●	Prelim Tonnage Calculations	[*]
o US Regulatory tonnage less than 100 gross tons
●	Tonnage Plan – Regulatory	[*]
●	Damage & Intact Stability Calculations	[*]
●	Stability Test	[*]
●	Stability Information Booklet	[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 4(d)

Owner Required Decision Dates—Jamestown Schedule

Nichols Brothers Boat Builders

Lindblad Cruise Vessel Jamestown MQ 7044

Schedule for Engineering Deliverable Dates

Action	NBBB Milestone Dates - All AFC	Date required
Owner	General Arrangement Frozen	[*]
Jensen/Owner	Steel design Main Deck and Below	[*]
Jensen/Owner	General Arrangement	[*]
Jensen/Owner	Tonnage Openings	[*]
Jensen/Owner	Electrical Single Line	[*]
Owner	Interior finish schedule	[*]
Owner	Room layouts Cabins	[*]
Owner	Food Service Space Layouts	[*]
Owner	Public Space layouts	[*]
Jensen/Owner	GW Piping Diagrams	[*]
Jensen/Owner	BW Piping Diagrams	[*]
Jensen/Owner	PW Piping Diagrams	[*]
Jensen/Owner	Fire Main Piping Diagrams	[*]
Jensen/Owner	Steel design Modules 4 and 5	[*]
Jensen/Owner	Steel design Modules 6,7,8	[*]
Jensen/Owner	Fire Zones	[*]
Jensen/Owner	Heat load data (inc OFE)	[*]
Owner	Owner Equip Information/Heat Load data	[*]
Jensen/Owner	Main Wireway routing	[*]
NBBBJensen	FGS Diagram	[*]
NBBBJensen	PAGA Diagram	[*]
NBBBJensen	Telephone Diagram	[*]